UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________

Form 8-K
______________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): April 27, 2018

ALLSCRIPTS HEALTHCARE SOLUTIONS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-35547	36-4392754
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

222 Merchandise Mart Plaza, Suite 2024 , Chicago, Illinois 60654
(Address of Principal Executive Offices) (Zip Code)

(312) 506-1200
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01. Entry into a Material Definitive Agreement.

On April 27, 2018, Allscripts Healthcare, LLC, a North Carolina limited liability company (“Purchaser”) and wholly-owned subsidiary of Allscripts Healthcare Solutions, Inc., a Delaware corporation (“Allscripts”), and FollowMyHealth Merger Sub, Inc., a Delaware corporation (“Sub”) and wholly-owned subsidiary of Purchaser, entered into that certain Agreement and Plan of Merger (the “Merger Agreement”), by and among Purchaser, Sub, Health Grid Holding Company, a Delaware corporation (the “Health Grid”), and Raj Toleti as Representative (as defined in the Merger Agreement), whereby Purchaser will acquire all of the issued and outstanding shares of capital stock of Health Grid through the merger (the “Merger”) of Sub with and into Health Grid, with Health Grid surviving the Merger as a wholly-owned subsidiary of Purchaser, upon the terms and subject to the conditions contained in the Merger Agreement. The purchase price for the Merger is $60 million in cash plus up to an aggregate of $50 million in earnout payments based on Health Grid achieving certain revenue targets over the next three years (subject to adjustments for net working capital, cash, debt and transaction expenses, in each case on the terms and subject to the conditions set forth in the Merger Agreement). The Merger is expected to close in the second quarter of 2018, subject to the satisfaction of customary closing conditions (as described below).

Consummation of the Merger is subject to customary conditions, including: (i) the expiration or termination of the waiting period applicable to the consummation of the Merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1975, as amended; (ii) no final, non-appealable order or injunction restraining or prohibiting the Merger or pending or threatened governmental legal proceedings challenging the Merger; (iii) receipt of the requisite Health Grid stockholder approval (which was obtained on April 27, 2018); (iv) no occurrence, and continuation, of a Material Adverse Effect (as defined in the Merger Agreement) since the execution of the Merger Agreement; (v) less than 1% of the outstanding Health Grid capital stock will have exercised dissenter’s rights (or be eligible to exercise dissenter’s rights) prior to the closing of the Merger; (vi) each party’s representations and warranties being true and correct in all material respects; and (vii) each party having performed in all material respects all of its obligations under the Merger Agreement. The Merger Agreement may be terminated by each of Purchaser and Health Grid under certain circumstances, including if the Merger is not consummated by June 26, 2018. There is no financing condition to the consummation of the Merger.

Purchaser and Health Grid made customary representations and warranties in the Merger Agreement. Purchaser and Health Grid also agreed to certain covenants in the Merger Agreement, including covenants requiring Health Grid to operate its business in the ordinary course consistent with past practice prior to the consummation of the Merger. Subject to certain exceptions and limitations, after the consummation of the Merger, the equityholders of Health Grid are obligated to indemnify Purchaser, and its affiliates, for breaches of representations, warranties and covenants and for certain other matters.

Item 2.02. Results of Operations and Financial Condition.

On May 3, 2018, Allscripts issued a press release regarding Allscripts’ financial results for the three months ended March 31, 2018. A copy of the press release is attached hereto as Exhibit 99.1.

The information furnished pursuant to this Item shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

 The following exhibits are furnished herewith:

Exhibit No.	Description
99.1	Press release issued by Allscripts Healthcare Solutions, Inc. on May 3, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLSCRIPTS HEALTHCARE SOLUTIONS, INC.

Date: May 3, 2018	By:	/s/ Dennis M. Olis
Name: Dennis M. Olis
Title: Chief Financial Officer